                                    Exhibit (a)(5)

                                LETTER OF TRANSMITTAL
                                          TO
                                     TENDER UNITS
                                          IN
             BOSTON FINANCIAL TAX CREDIT FUND VIII, A LIMITED PARTNERSHIP

  PURSUANT TO THE OFFER TO PURCHASE DATED JULY 24, 1997, AS SUPPLEMENTED BY THE
                SUPPLEMENT TO OFFER TO PURCHASE DATED AUGUST 18, 1997
                                         BY
                         OLDHAM INSTITUTIONAL TAX CREDITS LLC


    Tax I.D. No.:

    Number of      Number of (1)       Purchase Price      Total Purchase
    UNITS OWNED    UNITS TENDERED      PER UNIT            PRICE


(1) If no indication is marked in the Number of Units Tendered Column, all Units issued to you will be deemed to have been tendered

(PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS AND TAX I.D. NUMBER ABOVE, IF NECESSARY.)
--------------------------------------------------------------------------------

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME, ON FRIDAY, AUGUST 29, 1997 (THE "EXPIRATION DATE") UNLESS SUCH OFFER IS EXTENDED.

    The undersigned hereby tender(s) to Oldham Institutional Tax Credits LLC, a Massachusetts limited liability company (the "Purchaser"), the number of Units ("Units") representing limited partnership interests in Boston Financial Tax Credit Fund VIII, A Limited Partnership, a Massachusetts limited partnership (the "Partnership"), specified above, pursuant to the Purchaser's offer to purchase up to 9,125 of the issued and outstanding Units at a purchase price of $880.00 per Unit, net to the seller in cash (the "Purchase Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 24, 1997, as supplemented by the Supplement to Offer to Purchase dated August 18, 1997 (the "Offer to Purchase") and this Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer"), all as more fully described in the Offer to Purchase. LIMITED PARTNERS WHO TENDER THEIR UNITS WILL NOT BE OBLIGATED TO PAY ANY COMMISSIONS OR PARTNERSHIP TRANSFER FEES. Receipt of the Offer to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Offer to Purchase.

    By executing and delivering this Letter of Transmittal, a tendering Limited Partner irrevocably appoints the Purchaser and the designees of the Purchaser and each of them as such Limited Partner's proxies, each with full power of substitution, to the full extent of such Limited Partner's rights with respect to the Units tendered by such Limited Partner and accepted for payment by the Purchaser (and with respect to any and all other Units or other securities issued or issuable in respect of such Units on or after the date hereof). All such proxies shall be considered irrevocable and coupled with an interest in the tendered Units. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Units for payment. Upon such acceptance for payment, all prior proxies given by such Limited Partner with respect to such Units (and such other Units and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The Purchaser and its designees will, with respect to the Units (and such other Units and securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such Limited Partner as it in its sole discretion may deem proper pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 6, 1993, as amended to date (the "Partnership Agreement") or otherwise. The Purchaser may assign such proxy to any person with or without assigning the related Units with respect to which such proxy and/or power of attorney was granted. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately upon the Purchaser's payment for such Units, the Purchaser must be able to exercise full voting rights with respect to such Units and other securities, including voting at any meeting of Limited Partners.

    By executing and delivering this Letter of Transmittal, a tendering Limited Partner also irrevocably constitutes and appoints the Purchaser and its designees as the Limited Partner's attorneys-in-fact, each with full power of substitution to the extent of the Limited Partner's rights with respect to the Units tendered by the Limited Partner and accepted for payment by the Purchaser. Such appointment will be effective when, and only to the extent that, the Purchaser accepts the tendered Units for payment. Upon such acceptance for payment, all prior powers of attorney granted by the Limited Partner with respect to such Unit will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such Units on the books and records of the Partnership maintained by the General Partner (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith, including, without limitation, any documents or instruments required to be executed under the Partnership Agreement or a "Transferor's (Seller's) Application for Transfer" created by the NASD, if required), (ii) to be allocated all Low-Income Housing Credits and tax losses and to receive any and all distributions made by the Partnership after the Expiration Date, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer,
(iii) to execute and deliver to the Partnership and/or the General Partner (as the case may be) a change of address form instructing the Partnership to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered Units to the address specified in such form, (iv) to endorse any check payable to or upon the order of such Limited Partner representing a distribution, if any, to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on behalf of the tendering Limited Partner, and (v) to immediately revoke and withdraw all prior tenders of Units hereof. If legal title to the Units is held through an IRA or KEOGH or similar account, the Limited Partner understands that this Letter of Transmittal must be signed by the custodian of such IRA or KEOGH account and the Limited Partner hereby authorizes and directs the custodian of such IRA or KEOGH to confirm this Letter of Transmittal. This power of attorney shall not be affected by the subsequent mental disability of the Limited Partner, and the Purchaser shall not be required to post bond in any nature in connection with this power of attorney. The Purchaser may assign such power of attorney to any person with or without assigning the related Units with respect to which such power of attorney was granted.

    By executing and delivering this Letter of Transmittal, a tendering Limited Partner irrevocably assigns to the Purchaser and its assigns all of the direct and indirect, right, title and interest of such Limited Partner in the Partnership with respect to the Units tendered and purchased pursuant to the Offer, including, without limitation, such Limited Partner's right, title and interest in and to any and all Low Income Housing Credits and tax losses and any and all distributions made by the Partnership after the Expiration Date in respect of the Units tendered by such Limited Partner and accepted for payment by the Purchaser, regardless of the fact that the record date for any such distribution may be a date prior to the Expiration Date. The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to any third party, the right to purchase Units tendered pursuant to the Offer, together with its rights under the Letter of Transmittal, but any such transfer or assignment will not relieve the assigning party of its obligations under the Offer or prejudice the rights of tendering Limited Partners to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

    By executing this Letter of Transmittal, the undersigned represents that either (a) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. {sec}2510.3-101 of any such plan or (b) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

    By executing this Letter of Transmittal, the undersigned represents that this transfer has not been effected through an established securities market or through a broker-dealer or matching agent which makes a market in Units or which provides a widely available, regular and ongoing opportunity to the holders of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units.

    The undersigned recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Units validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Units permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases which would violate the terms of the Offer, based upon the number of Units validly tendered prior to the Expiration Date and not properly withdrawn.

    The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in Section 2 ("Proration; Acceptance for Payment and Payment for Units") and Section 14 ("Conditions of the Offer") of the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. Except as stated in Section 4 ("Withdrawal Rights") of the Offer to Purchase, this tender is irrevocable, provided Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. The undersigned acknowledges that (i) upon acceptance of, and payment for, tendered Units, the undersigned shall no longer be entitled to any benefits as a Limited Partner.

                      NOTICE OF WITHDRAWAL OF ALL PRIOR TENDERS

    Execution and delivery of this Letter of Transmittal shall constitute notice that the undersigned irrevocably elects to withdraw all prior tenders of any Units covered hereby made by such Limited Partner, including any tenders made to Everest Tax Credit Investors, LLC and Everest Tax Credit Investors II, LLC under their Offer dated August 11, 1997, as it may be amended.

--------------------------------------------------------------------------------
                                        BOX A
                                 SUBSTITUTE FORM W-9
                                 (SEE INSTRUCTION 4)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

(i) The Taxpayer Identification Number ("TIN") as printed (or corrected) on the front furnished in the space provided for that purpose in the Signature Box of this Letter of Transmittal is the correct TIN of the Limited Partner; or if
no TIN is provided above and this box   is checked, the Limited Partner has
applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service ("IRS") Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future, it is hereby understood that if the Limited Partner does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Limited Partner thereafter will be withheld until a TIN is provided to the Purchaser; and

(ii)   Unless this box   is checked, the Limited Partner is not subject to
backup withholding either because the Limited Partner (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding

Note: Place an "X" in the box in (ii) above, if you are unable to certify that the Limited Partner is not subject to backup withholding.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        BOX B
                                   FIRPTA AFFIDAVIT
                                 (SEE INSTRUCTION 4)

Under Section 1445(c)(5) of the Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

(i) Unless this box is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

(ii) the Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of this Letter of Transmittal; and

(iii) the Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is
______________________________ .

The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        BOX C
                                 SUBSTITUTE FORM W-8
                                 (SEE INSTRUCTION 5)

 By checking this box , the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under U.S. federal income tax laws, because the Limited Partner:

(i) Is a nonresident alien or a foreign corporation, partnership, estate or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             SIGNATURE BOX  (ALL OWNERS)
                                 (SEE INSTRUCTION 2)

Please sign exactly as your name(s) is printed (or as corrected) on the Letter of Transmittal. For joint owners, each joint owner must sign. The signatory hereto hereby certifies under penalties of perjury the Taxpayer Identification Number (i.e., the signatory's social security number) printed (or as corrected ) on the Letter of Transmittal and the statements in Box A, Box B and, if applicable, Box C. The undersigned hereby represents and warrants for the benefit of the Partnership and the Purchaser that the undersigned owns (or beneficially owns) the Units tendered hereby and has full power and authority to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, such Units will not be subject to any adverse claims and, the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


X                                                                  X
 -----------------------------------------------------------------   ------------------------------------------------------------
    (SIGNATURE OF OWNER)                     (DATE)                            (SIGNATURE OF JOINT-OWNER)

Name and Capacity (if other than individual)                         Area Code and Telephone No. (Eve)
                                            ----------------------                                      -------------------------

Title:                                                               Area Code and Telephone No. (Day)
      ------------------------------------------------------------                                      -------------------------
--------------------------------------------------------------------------------


FOR UNITS TO BE ACCEPTED FOR PURCHASE, A LIMITED PARTNER SHOULD COMPLETE AND SIGN THIS LETTER OF TRANSMITTAL IN THE SIGNATURE BOX AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED, OR BY HAND OR OVERNIGHT COURIER
TO:   THE HERMAN GROUP, INC., 2121 SAN JACINTO STREET, 26TH FLOOR, DALLAS, TX
75201 OR BY FACSIMILE TO:  (214) 999-9323 OR (214) 999-9348.  DELIVERY OF THIS
LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN THE ONE SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

                  INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
                FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

--------------------------------------------------------------------------------
FOR ASSISTANCE IN COMPLETING THE LETTER OF TRANSMITTAL OR ADDITIONAL INFORMATION
OR MATERIALS, CALL:   (800)  243-8440
--------------------------------------------------------------------------------

1. VALID TENDER AND DELIVERY OF LETTER OF TRANSMITTAL. For convenience in responding to the Offer, a self-addressed, postage-paid envelope has been enclosed with the Offer to Purchase. However, to ensure receipt of the Letter of Transmittal, it is suggested that you use an overnight courier or, if the Letter of Transmittal is to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

    To be effective, a duly completed and original of the signed Letter of Transmittal must be received by the Administrative Agent/Depositary at the address (or facsimile number) set forth below before the Expiration Date, 12:00 Midnight, Eastern Time on Friday, August 29, 1997, unless extended. Letters of Transmittal which have been duly executed, but where no indication is marked in the "Number of Units Tendered" column, shall be deemed to have tendered all Units pursuant to the Offer.



              BY MAIL/HAND OR OVERNIGHT DELIVERY:     THE HERMAN GROUP, INC.
                                                      2121 San Jacinto
                                                      26th Floor
                                                      Dallas, Texas  75201
                                                      BY FACSIMILE : (214) 999-9323
                                                           or
                                                      (214) 999-9348 (If faxing the Letter of Transmittal, the original should also be mailed to the Administrative Agent/Depositary.)

              FOR ADDITIONAL INFORMATION
              REGARDING THE OFFER CALL:               (800) 829-9213, ext. 12


    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the offer officer (including these instructions for the Letter of Transmittal) also will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders must be cured within such time as the Purchaser shall determine unless waived by it.

    The Letter of Transmittal will not be valid unless and until any irregularities have been cured or waived. Neither the Purchaser nor the Administrative Agent/Depositary is under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

    THE METHOD OF DELIVERY OF THE LETTER OF THE TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING LIMITED PARTNER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE ADMINISTRATIVE AGENT/DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.  SIGNATURES.   All Limited Partners must sign in the Signature Box of the
    Letter of Transmittal. If the Units are held in the names of two or more persons, all such persons must sign the Letter of Transmittal. When signing as a general partner, corporate officer, attorney-in-fact, executor, custodian, administrator or guardian, please give full title and send proper evidence of authority satisfactory to the Purchaser with this Letter of Transmittal. With respect to most trusts, the Partnership will generally require only the named trustee to sign the Letter of Transmittal. For Units held in a custodial account for minors, only the signature of the custodian will be required. Please sign exactly as your name(s) is printed (or corrected) on the Letter of Transmittal.

    If tendered Units are registered in more than one account, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Each account has been mailed a separate Letter of Transmittal.

3. DOCUMENTATION REQUIREMENTS. In addition to information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to those listed below. Questions on documentation should be directed to (800) 243-8440.



    DECEASED OWNER (JOINT TENANT)                     -    CERTIFIED COPY OF DEATH CERTIFICATE.

    DECEASED OWNER (OTHERS)                           -    CERTIFIED COPY OF DEATH CERTIFICATE (SEE ALSO
                                                           EXECUTOR/ADMINISTRATOR/GUARDIAN BELOW).

    Executor/Administrator/Guardian                   -    (i) Certified Copies of court Appointment Documents for Executor or
                                                           Administrator dated within 60 days of the date of execution of the
                                                           Letter of Transmittal; OR (ii) a copy of applicable provisions of the
                                                           Will (Title Page, Executor(s)' powers, asset distribution); OR
                                                           (iii) Certified copy of Estate distribution documents.

    Attorney-in-Fact                                       -
    Current Power of Attorney.

    Corporations/Partnerships                         -    Certified copy of Corporate Resolution(s) (with raised corporate seal), or other evidence of authority to act. Partnerships should furnish copy of Partnership Agreement.

    Trust/Pension Plans                               -    Copy of cover page of the Trust or Pension Plan, along with copy of the section(s) setting forth names and powers of Trustee(s) and any amendments to such sections or appointment of Successor Trustee(s).

                                 (Continued on Back)

4. TAX CERTIFICATION-U.S. PERSONS. A Limited Partner who or which is a United States citizen OR a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States Persons") as those terms are defined in the Code and Income Tax Regulations, should follow the instructions below with respect to certifying Boxes A and B (on the reverse side of the Letter of Transmittal).

    TAXPAYER IDENTIFICATION NUMBER. To avoid 31% federal income tax backup withholding, the Limited Partner must furnish his, her or its TIN as printed (or corrected) on the front of the Letter of Transmittal and certify under penalties of perjury, Box A, B and, if applicable, Box C.

    WHEN DETERMINING THE TIN TO BE FURNISHED, PLEASE REFER TO THE FOLLOWING NOTE AS A GUIDELINE:

    NOTE: Individual Accounts should reflect their own TIN. Joint Accounts should reflect the TIN of the person whose name appears first. Trust Accounts should reflect the TIN assigned to the Trust. Custodial accounts for the benefit of minors should reflect the TIN of the minor. Corporations or other business entities should reflect the TIN assigned to that entity.

    Box A-Substitute Form W-9.

    (i) In order to avoid 31% federal income tax backup withholding, the Limited Partner must certify that the TIN as printed (or corrected) on the Letter of Transmittal to the Purchaser and certify, under penalties or perjury, that such Limited Partner is not subject to such backup withholding. The TIN being provided on the Substitute Form W-9 is that of the registered Limited Partner as indicated on the front of the Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the IRS, in addition to the Limited Partner being subject to backup withholding. Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    (ii) DO NOT CHECK THE BOX IN BOX A, PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

    BOX B - FIRPTA AFFIDAVIT.  To avoid withholding of tax pursuant to
    Section 1445 of the Code, each Limited Partner who or which is a United States Person (as defined in Instruction 4 above) must certify, under penalties of perjury, the Limited Partner's TIN and address, and that the Limited Partner is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. CHECK THE BOX IN BOX B, PART (i) ONLY IF YOU ARE NOT A U.S. PERSON, AS DESCRIBED THEREIN. CORPORATIONS SHOULD INSERT THE STATE OF INCORPORATION IN THE BLANK PROVIDED FOR THAT PURPOSE IN BOX B.

5. BOX C - FOREIGN PERSONS. In order for a Limited Partner who is a foreign person (i.e., not a United States Person as defined in Instruction 4 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in Box C of this Letter of Transmittal attesting to that foreign person's status by checking the box in such statement. UNLESS SUCH BOX IS CHECKED, SUCH FOREIGN PERSON WILL BE SUBJECT TO 31% WITHHOLDING OF TAX UNDER SECTION 1445 OF THE CODE.

6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

7. ASSIGNEE STATUS. Assignees must provide documentation to the Administrative Agent/Depositary which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

8. INADEQUATE SPACE. If the space provided herein is inadequate, the numbers of Units and any other information should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.


                        FOR INFORMATION REGARDING THE OFFER,
                              CONTACT THE PURCHASER AT:

                               (800) 829-9213, EXT. 12

                FOR ASSISTANCE IN COMPLETING THE LETTER OF TRANSMITTAL
                                          OR
                FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE,  CALL

                                    (800) 243-8440

THE LETTER OF TRANSMITTAL SHOULD BE SENT TO THE ADMINISTRATIVE AGENT/DEPOSITARY
                                          AT:

                                THE HERMAN GROUP, INC.
                         2121 SAN JACINTO STREET, 26TH FLOOR
                                 DALLAS, TEXAS  75201

                              Telephone:  (800) 243-8440
                              Facsimile:   (214) 999-9323
                                                or
                                      (214) 999-9348